UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
April 3, 2006
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)
135 Corporate Woods, Rochester, New York 14623
(Address of Principal Executive Offices)     (Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On April 3, 2006, Harris Interactive Inc. (the “Company”) and David B. Vaden entered into an Employment Agreement (the “Agreement”) which was effective as of February 20, 2006 and amends Mr. Vaden’s Employment Agreement dated as of January 1, 2004 (the “Prior Agreement”) in its entirety. Among other things, the Agreement reflects a change in Mr. Vaden’s title from Executive Vice President and Chief Strategy Officer to Executive Vice President and Chief Operations Officer of the Company and obligates him to perform all duties and bear all responsibilities commensurate with that position. The Agreement also increases Mr. Vaden’s base compensation to $300,000 per year as a result of the change in his title and responsibilities. Other than the modifications described above, the terms of the Agreement remain substantially unchanged from the Prior Agreement.
A copy of Mr. Vaden’s Employment Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K. Mr. Vaden’s Employment Agreement, as in effect prior to April 3, 2006, was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c)              Exhibits.

Exhibit 10.1	Employment Agreement between the Company and David B. Vaden dated as of April 3, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.
(Registrant)

By:	/s/ Ronald E. Salluzzo

Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer
(Principal Financial Officer)
Date: April 7, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement between the Company and David B. Vaden dated as of April 3, 2006